EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dennis Calvert, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Quarterly Report of BioLargo, Inc. on Form 10-QSB for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such amended Annual Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of BioLargo, Inc.

Dated: March 7, 2008	By:	/S/ DENNIS CALVERT
Dennis Calvert President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to BioLargo, Inc. and will be retained by BioLargo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

I, Charles K. Dargan II, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Quarterly Report of BioLargo, Inc. on Form 10-QSB for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such amended Annual Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of BioLargo, Inc.

Dated: March 7, 2008	By:	/S/ CHARLES K. DARGAN II
Charles K. Dargan II Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BioLargo, Inc. and will be retained by BioLargo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.